Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (No. 333-138392) on Form S-8 of our report dated June 26, 2007 appearing on the annual report Form 11-K of Owens Corning Savings Plan for the year ended December 31, 2006.

/s/ Plante & Moran, PLLC

Toledo, Ohio

June 26, 2007